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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 1999 relating to the financial statements, which appears on page 27 of the 1999 Annual Report to Shareholders of Hughes Supply, Inc., which is incorporated by reference in Hughes Supply, Inc.'s Annual Report on Form 10-K for the year ended January 29, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/  PRICEWATERHOUSECOOPERS LLP

                                          PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
June 3, 1999